Exhibit 10.38

LICENSE AGREEMENT AMENDMENT

Inasmuch as NewLink Genetics Corporation of Ames, Iowa, and the Medical College of Georgia Research Institute of Augusta Georgia, have a valid and existing License Agreement related to the use of [*] dated September 13, 2005;

and

Inasmuch as the parties agree that the License Agreement contains a provision (Section 4.1) for the acquisition of new, related Improvement Technologies by NewLink arising at MCGRI after the Agreement was signed
and

Inasmuch as the NewLink has reviewed a new Improvement Technology [*], and wishes to exercise its option to incorporate this technology into the existing License Agreement technology portfolio under its standard royalty terms and use conditions,

It is Agreed:

That the parties amend the License Agreement relative to its Exhibit A , such that MCG case [*] is to be included in the technology portfolio for development and commercialization by NewLink, effective the date that the License Fee of [*] is received at MCGRI.

This present amendment shall hereby be considered part of the original License Agreement and is hereto agreed by representatives of both parties signing below.

MEDICAL COLLEGE OF GEORGIA RESEARCH INSTITUTE			NEWLINK GENETICS

By	/s/Betty Aldridge		By:	/s/Nicholas N. Vahanian

Name:	Betty Aldridge
		Name:	Nicholas N. Vahanian
Title:	Executive Director
		Title:	Chief Medical and Operations Officer
Date:	4/27/06
Date: 4/21/06